Exhibit 99.1

Acorda Therapeutics, Inc. Announces Exercise of Option by Underwriter

HAWTHORNE, N.Y.— Aug. 19, 2008—Acorda Therapeutics, Inc. (NASDAQ: ACOR) (the “Company”) announced today that Deutsche Bank Securities Inc., as underwriter of the Company’s common stock offering that was announced on August 7, 2008, has exercised its entire option to purchase an additional 600,000 shares of common stock at the public offering price of $28.50 per share. The exercise of the option increases the size of the offering to an aggregate of 4,600,000 shares of common stock.

Copies of the final prospectus related to the offering may be obtained by contacting Deutsche Bank Securities Inc., Deutsche Bank Securities, Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, New Jersey 07311-3988.

About Acorda Therapeutics

Acorda Therapeutics is a biotechnology company developing therapies for spinal cord injury, multiple sclerosis and related nervous system disorders. The Company’s marketed products include Zanaflex Capsules(R) (tizanidine hydrochloride), a short-acting drug for the management of spasticity. Acorda’s lead clinical product, Fampridine-SR, has completed two Phase 3 clinical trials to evaluate its safety and efficacy to improve walking ability in people with MS. The Company’s pipeline includes a number of products in development for the treatment, regeneration and repair of the nervous system.

Forward-Looking Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including delays in obtaining or failure to obtain FDA approval of Fampridine-SR, the risk of unfavorable results from future studies of Fampridine-SR, Acorda Therapeutics’ ability to successfully market and sell Fampridine-SR, if approved, and Zanaflex Capsules(R), competition, failure to protect its intellectual property or to defend against the intellectual property claims of others, the ability to obtain additional financing to support Acorda Therapeutics’ operations, and unfavorable results from its preclinical programs. These and other risks are described in greater detail in Acorda Therapeutics’ filings with the Securities and Exchange Commission. Acorda Therapeutics may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Acorda Therapeutics disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

CONTACT: MEDIA AND INVESTOR RELATIONS:
Acorda Therapeutics
Jeff Macdonald, 914-347-4300 ext. 232
jmacdonald@acorda.com